UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2010 (June 28, 2010)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 28, 2010, U. S. Physical Therapy, Inc. (the “Company”) issued a press release reporting that the President signed into law on Friday, June 25, 2010, The Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act. The bill was approved by the U.S. House of Representatives by a vote of 417 to 1. The Senate had earlier approved the measure.  The legislation increases reimbursement to providers of outpatient physical therapy for Medicare patients by 2.2% effective June 1, 2010 through November 30, 2010. The Center for Medicare & Medicaid Services (CMS) is expected to begin processing claims submittals at the new rate no later than July 1, according to a letter released by the agency on Friday. As of the most recent quarter ended March 31, 2010, Medicare accounted for approximately 23% of U.S. Physical Therapy’s billings.

Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under such Act or the Securities Act of 1933, as amended.

Exhibits	Description of Exhibits

99.1	Registrant's press release dated June 28, 2010 – Medicare Physician Fee Schedule Change Passed and Signed Into Law.*

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated:	June 28, 2010	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)